Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR

PEOPLES FINANCIAL SERVICES CORP. Announces Update to Succession Plans

Scranton, PA, October 25, 2024/PRNEWSWIRE/ – On October 25, 2024, the board of directors of Peoples Financial Services Corp. (the “Company”) and Craig W. Best mutually agreed that Mr. Best would cease serving as Chief Executive Officer and director of the Company and its banking subsidiary, Peoples Security Bank and Trust Company (the “Bank”), effective December 31, 2024.

The Company consummated a merger with FNCB Bancorp, Inc. on July 1, 2024, and it had been contemplated that Mr. Best would remain as an officer of the Company and the Bank through the first anniversary of the merger. Given the progress made in the integration of the two companies and the successful completion of the Bank’s system conversion on October 15, 2024, the parties determined that Mr. Best was able to leave at the end of this year.

Gerard A. Champi, President of the Company and the Bank, will succeed Mr. Best as Chief Executive Officer of the Company and the Bank, and Thomas P. Tulaney, Chief Operating Officer of the Company and the Bank, will succeed Mr. Champi as President of the Company and the Bank.

Peoples Financial Services Corp. is the bank holding company of Peoples Security Bank and Trust Company, an independent community bank serving its retail and commercial customers through 39 full-service community banking offices located within the Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Susquehanna, Wayne, and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. People’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely. For more information, visit psbt.com.

Contact: MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com

Forward-looking Statements

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the beliefs, goals, intentions, and expectations of Peoples Financial Services Corp. and its subsidiaries (“Peoples”) and other statements that are not historical facts. Forward–looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “will,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time.

Additionally, forward–looking statements speak only as of the date they are made; Peoples does not assume any duty, and does not undertake, to update such forward–looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Peoples. Such statements are based upon the current beliefs and expectations of the management of Peoples and are subject to significant risks and uncertainties outside of the control of Peoples. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the possibility that the anticipated benefits of Peoples’ merger with FNCB Bancorp, Inc. (“FNCB”), which was consummated on July 1, 2024, will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of FNCB; the strength of the economy and competitive factors in the areas where Peoples conducts business; the possibility that the FNCB merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that Peoples may be unable to achieve expected synergies and operating efficiencies in the FNCB merger within the expected timeframes or at all and to successfully integrate the operations of Peoples; such integration may be more difficult, time-consuming or costly than expected; revenues following the FNCB merger may be lower than expected; Peoples’ success in executing its business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Peoples’ issuance of additional shares of its capital stock in connection with the FNCB merger; the outcome of any legal proceedings that may be instituted against Peoples; the ability of Peoples to meet expectations regarding the accounting and tax treatments of the FNCB merger; effects of the completion of the FNCB merger on the ability of Peoples to retain customers and retain and hire key personnel and maintain relationships with its suppliers, and on its operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on Peoples; and the other factors discussed in the “Risk Factors” section of Peoples’ Annual Report on Form 10–K for the year ended December 31, 2023, and in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of other reports Peoples may file with the SEC from time to time.